Exhibit 10.6

EXECUTION VERSION

CROSSING LIEN INTERCREDITOR AGREEMENT

dated as of August 26, 2019

between

U.S. BANK NATIONAL ASSOCIATION,

as Cash Flow Collateral Representative

and

JPMORGAN CHASE BANK, N.A.,

as ABL Agent

i

ii

CROSSING LIEN INTERCREDITOR AGREEMENT dated as of August 26, 2019 among U.S. BANK NATIONAL ASSOCIATION, as Cash Flow Collateral Representative (in such capacity and together with its permitted successor and assigns in such capacity, and as further defined below, the “Cash Flow Collateral Representative”), and JPMORGAN CHASE BANK, N.A., as ABL Agent (in such capacity and together with its permitted successors and assigns in such capacity, and as further defined below, the “ABL Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Original ABL Credit Agreement, the ABL Lenders have agreed to make certain loans and other financial accommodations to or for the benefit of the ABL Borrowers.

WHEREAS, the ABL Borrowers and the other ABL Grantors intend to secure the Obligations under the ABL Credit Agreement and any other ABL Obligations with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable ABL Security Documents.

WHEREAS, Gogo Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), and Gogo Finance Co. Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), have issued 9.875% Senior Secured Notes due 2024 in an aggregate principal amount of $905.0 million (the “Notes”) pursuant to an Indenture dated as of April 25, 2019 (such date, the “Issue Date”; and such Indenture, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Original Cash Flow Collateral Agreement”) among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee.

WHEREAS, the Issuers and the other Cash Flow Collateral Grantors have secured the Obligations under the Original Cash Flow Collateral Agreement, and intend to secure any future Cash Flow Collateral Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Cash Flow Collateral Security Documents.

WHEREAS, pursuant to this Agreement, the Credit Parties may, from time to time, designate certain additional Indebtedness of any Credit Party as “Additional Cash Flow Collateral Debt” or additional Cash Flow Collateral Obligations by complying with the procedures set forth in Section 3.8 or 3.9, as applicable, hereof.

WHEREAS, each of the ABL Agent (on behalf of the ABL Secured Parties) and the Cash Flow Collateral Representative (on behalf of the Cash Flow Collateral Secured Parties) and, by their acknowledgment hereof, the ABL Grantors and the Cash Flow Collateral Grantors, desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms.

The following terms will have the following meanings:

“ABL Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the ABL Credit Agreement, together with its successors and assigns in such capacity from time to time, whether under the Original ABL Credit Agreement or any subsequent ABL Credit Agreement, as well as any Person designated as the “Agent,” “Administrative Agent” or “ABL Collateral Agent” under any ABL Credit Agreement, provided that the ABL Credit Agreement may, from time to time, designate the ABL Agent to be one or more of such Agent, Administrative Agent and/or ABL Collateral Agent.

“ABL Bank Product Agreement” means any agreement giving rise to ABL Bank Product Obligations.

“ABL Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of any ABL Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any person that is the ABL Agent or an ABL Credit Agreement Lender or an Affiliate of an ABL Credit Agreement Lender or, if the ABL Credit Agreement so provides, was the ABL Agent or an ABL Credit Agreement Lender or an Affiliate of an ABL Credit Agreement Lender on the date of this Agreement, or at the time of entry into such ABL Bank Product Agreement, or at the time of the designation referred to in the clause immediately following this clause, in each case that are designated as ABL Bank Product Obligations to the ABL Agent by written notice in accordance with the applicable ABL Document and other than Cash Flow Collateral Bank Product Obligations.

“ABL Borrowers” means the Issuers, in their capacities as borrowers under the ABL Credit Agreement, and any other Person who becomes a borrower under the ABL Credit Agreement, together with its and their respective successors and assigns.

“ABL Commingled Collateral” has the meaning set forth in Section 3.7.

“ABL Credit Agreement” means (i) the Original ABL Credit Agreement and (ii) if designated by the Company, any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument (an “Other ABL Credit Agreement”) evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to refund, refinance, restructure, replace, renew, repay, increase or extend (whether in whole or in part and whether with the original agent and creditors or other agents and creditors or otherwise) the indebtedness and other obligations outstanding under the Original ABL Credit Agreement; provided, that the requisite creditors party to such ABL Credit Agreement (or their agent or other representative on their behalf) shall agree, by a joinder agreement in form and substance reasonably satisfactory to the Company), that the obligations under such ABL Credit Agreement are subject to the terms and provisions of this Agreement. Any reference to the ABL Credit Agreement shall be deemed a reference to any ABL Credit Agreement then in existence.

“ABL Debt” means (1) any Indebtedness incurred by any ABL Grantor under the Original ABL Credit Agreement or related ABL Documents (including the “Loan Documents” (or equivalent term) as defined in the Original ABL Credit Agreement), and letter of credit and reimbursement Obligations with respect thereto and (2) any Funded Debt that is secured by a Lien on the Collateral and that was permitted to be incurred and permitted to be so secured under each applicable ABL Document and Cash Flow Collateral Document incurred by any ABL Grantor in each case under any Other ABL Credit Agreement or related ABL Documents (including the “Loan Documents” (or equivalent term) as defined in any such Other ABL Credit Agreement) and letter of credit and reimbursement Obligations with respect thereto, in each case other than ABL Hedging Obligations and ABL Bank Product Obligations. For the avoidance of doubt, ABL Hedging Obligations and ABL Bank Product Obligations do not constitute ABL Debt but may constitute ABL Obligations.

“ABL Documents” means, collectively, the ABL Credit Agreement, the ABL Guaranties and any other credit agreement, indenture or other agreement pursuant to which the ABL Obligations are incurred and the ABL Security Documents.

“ABL Grantors” means the Parent, the ABL Borrowers, the ABL Guarantors and any other Person (if any) that at any time provides collateral security for any ABL Obligation.

“ABL Guaranties” means guarantees of any ABL Obligations of any ABL Grantor by any other ABL Grantor in favor of any ABL Secured Party, in each case, as amended, restated, supplemented, waived or otherwise modified from time to time.

“ABL Guarantors” means the collective reference to the Parent and each of the Parent’s Subsidiaries that is a guarantor under any of the ABL Guaranties and any other Person who becomes a guarantor under any of the ABL Guaranties.

“ABL Hedge Agreement” means any Swap Contract other than a Cash Flow Collateral Hedge Agreement; provided that the counterparty thereto (a) is the ABL Agent or an ABL Credit Agreement Lender or an Affiliate of an ABL Credit Agreement Lender or, if the ABL Credit Agreement so provides, was such a Person on the date of this Agreement, or at the time of entry into such Hedging Agreement, or at the time of the designation referred to in the following clause (b), (b) has been designated by the ABL Borrowers in accordance with the terms of one or more ABL Documents and (c) the other requirements of Section 3.9 have been complied with. As used herein, “ABL Hedge Agreement” shall include both any Swap Contract constituting a Master Agreement and any related Swap Transaction; provided, however that (unless the Company otherwise elects) an Additional ABL Obligations Designation shall only be required once for each master agreement and shall not be required for each individual Swap Transaction thereunder.

“ABL Hedge Provider” means the counterparty to any Credit Party under any ABL Hedge Agreement.

“ABL Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any ABL Hedge Agreement.

“ABL Lenders” means the lenders, debtholders and other creditors party from time to time to the ABL Credit Agreement, together with their successors, assigns and transferees.

“ABL Obligations” means ABL Debt and all other Obligations in respect of ABL Debt, including any Post-Petition Interest whether or not allowed or allowable, together with all ABL Hedging Obligations and ABL Bank Product Obligations, and all guarantees of any of the foregoing.

“ABL Permitted Access Right” has the meaning set forth in Section 3.7.

“ABL Priority Collateral” means all Collateral consisting of the following:

(1) all Accounts (other than Accounts which constitute identifiable Proceeds of Cash Flow Priority Collateral);

(2) (x) all Deposit Accounts and Money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein and (y) all Securities, Security Entitlements, and Securities Accounts, in each case, to the extent constituting cash or Cash Equivalents (as defined in the Original Cash Flow Collateral Agreement on the Issue Date) or representing a claim to Cash Equivalents, in each case other than (i) the Asset Sales Proceeds Account and all cash, checks and other property held therein or credited thereto, (ii) Capital Stock of the Company and its direct and indirect Subsidiaries and (iii) identifiable Proceeds of Cash Flow Priority Collateral;

(3) all Inventory;

(4) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (3), all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper), all Documents, General Intangibles (including data processing software and excluding Intellectual Property and Capital Stock of the Company and its direct and indirect Subsidiaries), Instruments (including, without limitation, Promissory Notes), Letter-of-Credit Rights and Commercial Tort Claims, provided that to the extent any of the foregoing also relates to Cash Flow Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (3) shall be included in the ABL Priority Collateral;

(5) to the extent evidencing or governing any of the items referred to in the preceding clauses (1) through (4), all Supporting Obligations; provided that to the extent any of the foregoing also relates to Cash Flow Priority Collateral only that portion related to the items referred to in the preceding clauses (1) through (4) shall be included in the ABL Priority Collateral;

(6) all books and Records relating to the foregoing (including without limitation all books, databases, customer lists, and Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

(7) all collateral security and guarantees with respect to any of the foregoing and all cash, Money, instruments, securities (other than Capital Stock of the Company and its direct and indirect Subsidiaries), financial assets, Investment Property (other than Capital Stock of the Company and its direct and indirect Subsidiaries), insurance proceeds and deposit accounts directly received as Proceeds of any ABL Priority Collateral described in the preceding clauses (1) through (5) (such Proceeds, “ABL Priority Proceeds”); provided, however, that no Proceeds of ABL Priority Proceeds will constitute ABL Priority Collateral unless such Proceeds of ABL Priority Proceeds would otherwise constitute ABL Priority Collateral.

“ABL Secured Parties” means the holders of the ABL Obligations (including, for the avoidance of doubt, the ABL Lenders) and the ABL Agent.

“ABL Security Documents” means all “Collateral Documents” as defined in the ABL Credit Agreement, this Agreement and all other pledge agreements, collateral assignments, mortgages, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Parent, the ABL Borrowers or any ABL Guarantor creating (or purporting to create) a Lien upon the Collateral as contemplated by the ABL Credit Agreement or any such “Collateral Documents,” in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Act of Required Cash Flow Collateral Secured Parties” means an “Act of Required Secured Parties” as defined in the Collateral Agency Agreement.

“Additional ABL Obligation Designation” means a notice in substantially the form of Exhibit B.

“Additional Cash Flow Collateral Debt” has the meaning set forth in Section 3.8(a)(1).

“Additional Cash Flow Collateral Debt Designation” means a notice in substantially the form of Exhibit A.

“Additional Cash Flow Collateral Obligation Designation” means a notice in substantially the form of Exhibit B.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Crossing Lien Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.1 hereof.

“Asset Sales Proceeds Account” means one or more Deposit Accounts or Securities Accounts holding only the proceeds of any sale or disposition of any Cash Flow Priority Collateral and the Proceeds of investment thereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof, (2) with respect to a partnership, the Board of Directors of the general partner of the partnership and (3) with respect to any other Person, the board of directors or managers, sole member or managing member, or committee of such Person serving a similar function.

“Borrowers” means the ABL Borrowers, the Issuers in their capacity as issuers in respect of the notes and any other Credit Party that incurs or issues Cash Flow Collateral Debt.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment of any applicable ABL Obligations or Cash Flow Collateral Obligations are authorized or required by law, regulation or executive order to remain closed.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any Convertible Debt, whether or not such Convertible Debt includes any right of participation with Capital Stock.

“Cash Collateral” means any Collateral consisting of Money or Cash Equivalents, any Security Entitlement and any Financial Assets.

“Cash Flow Collateral Agency Joinder” means the “Collateral Agency Joinder” as defined in the Collateral Agency Agreement.

“Cash Flow Collateral Bank Product Agreement” means any agreement giving rise to Cash Flow Collateral Bank Product Obligations.

“Cash Flow Collateral Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of any Cash Flow Collateral Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any person, in each case that are designated as Cash Flow Collateral Bank Product Obligations to the Cash Flow Collateral Representative by written notice in accordance with the applicable Cash Flow Collateral Security Document and other than ABL Bank Product Obligations.

“Cash Flow Collateral Bank Product Provider” means any Person to whom Cash Flow Collateral Bank Product Obligations are owing.

“Cash Flow Collateral Debt” means (1) the Notes issued on the Issue Date and (2) any other Funded Debt incurred by any Credit Party and letter of credit and reimbursement Obligations with respect thereto that is secured by a Lien on the Collateral and that was permitted to be incurred and permitted to be so secured under each applicable ABL Document and Cash Flow Collateral Document; provided, in the case of any Funded Debt referred to in this clause (2), that:

(A) on or before the date on which such Funded Debt is incurred by the relevant Credit Party, such Funded Debt is designated by the Borrowers as “Cash Flow Collateral Debt” for the purposes of the Cash Flow Collateral Debt Documents and for purposes of the Collateral Agency Agreement and this Agreement in an Additional Cash Flow Collateral Debt Designation executed and delivered in accordance with the Collateral Agency Agreement and this Agreement; and

(B) all other requirements set forth in Section 3.8 have been complied with.

For the avoidance of doubt, Cash Flow Collateral Hedging Obligations and Cash Flow Collateral Bank Product Obligations do not constitute Cash Flow Collateral Debt but may constitute Cash Flow Collateral Obligations.

“Cash Flow Collateral Documents” means the Original Cash Flow Collateral Agreement, and any other credit agreement, indenture or other agreement pursuant to which the Cash Flow Collateral Obligations are incurred and the Cash Flow Collateral Security Documents.

“Cash Flow Collateral Grantors” means the Parent, the Issuers, the Cash Flow Collateral Guarantors and any other Person (if any) that at any time provides collateral security for Cash Flow Collateral Obligations.

“Cash Flow Collateral Guaranties” means guarantees of any Cash Flow Collateral Obligations of any Cash Flow Collateral Grantor by any other Cash Flow Collateral Grantor in favor of any Cash Flow Collateral Secured Party, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Cash Flow Collateral Guarantors” means the collective reference to the Parent and each of the Company’s Subsidiaries that is a guarantor under any of the Cash Flow Collateral Guaranties and any other Person who becomes a guarantor under any of the Cash Flow Collateral Guaranties.

“Cash Flow Collateral Hedge Agreement” means any Swap Contract other than an ABL Hedge Agreement; provided that the counterparty thereto has been designated by the Borrowers in accordance with the terms of one or more Cash Flow Collateral Security Documents and the other requirements of this Agreement have been complied with. As used herein, “Cash Flow Collateral Hedge Agreement” shall include both any Swap Contract constituting a Master Agreement and any related Swap Transaction; provided, however that (unless the Company otherwise elects) an Additional Cash Flow Collateral Obligations Designation shall only be required once for each master agreement and shall not be required for each individual Swap Transaction thereunder.

“Cash Flow Collateral Hedge Provider” means the counterparty to any Credit Party under any Cash Flow Collateral Hedge Agreement.

“Cash Flow Collateral Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Cash Flow Collateral Hedge Agreement.

“Cash Flow Collateral Obligations” means the Cash Flow Collateral Debt and all other Obligations in respect of Cash Flow Collateral Debt, including any Post-Petition Interest whether or not allowed or allowable, together with all Cash Flow Collateral Hedging Obligations and Cash Flow Collateral Bank Product Obligations, and all guarantees of any of the foregoing.

“Cash Flow Collateral Representative” means the “Collateral Agent” as defined in the Collateral Agency Agreement.

“Cash Flow Collateral Secured Parties” means the holders of the Cash Flow Collateral Obligations and the Cash Flow Collateral Representative.

“Cash Flow Collateral Security Documents” means the Priority Lien Security Documents and the Junior Lien Security Documents, as applicable, each as defined in the Collateral Agency Agreement.

“Cash Flow Priority Collateral” means all Collateral other than ABL Priority Collateral, including real estate, Intellectual Property, equipment and equity interests of the Company and its Subsidiaries, and all collateral security and guarantees with respect to any Cash Flow Priority Collateral and all cash, Money, Instruments, Securities and Financial Assets to the extent received as proceeds of any Cash Flow Priority Collateral; provided, however, no proceeds of proceeds will constitute Cash Flow Priority Collateral unless such proceeds of proceeds would otherwise constitute Cash Flow Priority Collateral or are credited to the Asset Sales Proceeds Account.

“Co-Issuer” has the meaning set forth in the recitals to this Agreement.

“Collateral” means all properties and assets of the Borrowers and the other Credit Parties now owned or hereafter acquired in which Liens have been granted, or purported to be granted, or required to be granted, to the Cash Flow Collateral Representative or ABL Agent, as applicable, to secure any or all of the Cash Flow Collateral Obligations or ABL Obligations, respectively, including any property subject to Liens granted pursuant to Section 2.8, and shall exclude any properties and assets in which the Cash Flow Collateral Representative or ABL Agent, respectively, is required to release its Liens pursuant to Section 3.2.

“Collateral Agency Agreement” means the Collateral Agency Agreement dated as of April 25, 2019 among the Credit Parties, the Cash Flow Collateral Representative and the other parties thereto, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Company” has the meaning set forth in the recitals to this Agreement.

“Control Collateral” means any Collateral consisting of any certificated Security, Investment Property, Deposit Account, Instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Convertible Debt” has the meaning set forth in the Original Cash Flow Collateral Agreement.

“Credit Parties” means the ABL Grantors and the Cash Flow Collateral Grantors.

“DIP Financing” has the meaning set forth in Section 2.8(a).

“Discharge of ABL Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute ABL Debt;

(2) either (x) payment in full in cash of the principal of and interest and premium (if any) on all ABL Debt (other than any undrawn letters of credit) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the ABL Debt;

(3) with respect to any undrawn letters of credit constituting ABL Debt, either (x) discharge or cash collateralization (at the lower of (A) 103% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable ABL Document) or provision of backstop letters of credit for all outstanding letters of credit constituting ABL Debt or (y) the issuer of each such letter of credit has notified the ABL Agent and the Collateral Agent in writing that alternative arrangements satisfactory to such issuer and to the holders of ABL Debt that has reimbursement obligations with respect thereto have been made; and

(4) payment in full in cash of all other ABL Obligations (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time) that are outstanding and unpaid at the time the ABL Debt is paid in full in cash or the cash collateralization or payment (or other arrangements with respect thereto) of all ABL Hedging Obligations and ABL Bank Product Obligations on terms satisfactory to each applicable counterparty and the expiration or termination of all ABL Hedging Agreements the obligations under which would constitute ABL Obligations;

provided, however, that if, at any time after the Discharge of ABL Obligations has occurred, any Credit Party thereafter enters into any ABL Document evidencing ABL Debt the incurrence of which is not prohibited by any applicable Cash Flow Collateral Document, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new ABL Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations), and, from and after the date on which the Borrowers designate such Funded Debt as ABL Debt in accordance with this Agreement, the Obligations under such ABL Document shall automatically and without any further action be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Discharge of Cash Flow Collateral Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Cash Flow Collateral Debt;

(2) with respect to each Series of Cash Flow Collateral Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Cash Flow Collateral Debt of such Series (other than any undrawn letters of credit) or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Cash Flow Collateral Debt Documents for such Series of Cash Flow Collateral Debt;

(3) with respect to any undrawn letters of credit constituting Cash Flow Collateral Debt, either (x) discharge or cash collateralization (at the lower of (A) 103% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Cash Flow Collateral Document) of all outstanding letters of credit constituting Cash Flow Collateral Debt or (y) the issuer of each such letter of credit has notified the Collateral Agent in writing that alternative arrangements satisfactory to such issuer and to the holders of the related Series of Cash Flow Collateral Debt that has reimbursement obligations with respect thereto have been made; and

(4) payment in full in cash of all other Cash Flow Collateral Obligations (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time) that are outstanding and unpaid at the time the Cash Flow Collateral Debt is paid in full in cash or the cash collateralization or payment (or other arrangements with respect thereto) of all Hedging Obligations and Bank Product Obligations constituting Cash Flow Collateral Obligations on terms satisfactory to each applicable counterparty, and the expiration or termination of all Cash Flow Collateral Hedging Agreements the obligations under which would constitute Cash Flow Collateral Obligations;

provided, however, that if, at any time after the Discharge of Cash Flow Collateral Obligations has occurred, any Credit Party thereafter enters into any Cash Flow Collateral Document evidencing a Cash Flow Collateral Debt the incurrence of which is not prohibited by any applicable ABL Document, then such Discharge of Cash Flow Collateral Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Cash Flow Collateral Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Cash Flow Collateral Obligations), and, from and after the date on which the Borrowers designate such Funded Debt as Cash Flow Collateral Debt in accordance with this Agreement, the Obligations under such Cash Flow Collateral Document shall automatically and without any further action be treated as Cash Flow Collateral Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

“Exercise of Secured Creditor Remedies” means:

(a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the UCC;

(b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under any of the ABL Documents or Cash Flow Collateral Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the Proceeds thereof;

(d) the appointment of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e) subject to pre-existing rights and licenses, the sale, lease, license, or other disposition of all or any portion of the Collateral by private or public sale or any other means permissible under applicable law;

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the UCC;

(g) the exercise of any voting rights relating to any capital stock included in the Collateral; and

(h) the delivery of any notice, claim or demand relating to the Collateral to any Person (including any securities intermediary, depository bank or landlord) in possession or control of any Collateral.

For the avoidance of doubt, filing a proof of claim in bankruptcy court or seeking adequate protection shall not be deemed to be an Exercise of Secured Creditor Remedies.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money or advances; or

(2) evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof).

For the avoidance of doubt, “Funded Debt” shall not include Cash Flow Collateral Hedging Obligations, ABL Hedging Obligations, Cash Flow Collateral Bank Product Obligations or ABL Bank Product Obligations.

“General Intangibles” means all “general intangibles” as such term is defined in the UCC including, without limitation, with respect to any Credit Party, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Credit Party is a party or under which such Credit Party has any right, title or interest or to which such Credit Party or any property of such Credit Party is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified from time to time.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Funded Debt (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means the ABL Guarantors and the Cash Flow Collateral Guarantors.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case commenced by or against the Borrowers or any other Credit Party under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of the Borrowers or any other Credit Party, any receivership or assignment for the benefit of creditors relating to the Borrowers or any other Credit Party or any similar case or proceeding relative to the Borrowers or any other Credit Party or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrowers or any other Credit Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrowers or any other Credit Party are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” has the meaning set forth in the Cash Flow Security Documents as in effect on the Issue Date.

“Issue Date” has the meaning set forth in the recitals to this Agreement.

“Issuer” has the meaning set forth in the recitals to this Agreement.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Priority” means, with respect to any Lien of the ABL Agent, the ABL Secured Parties, the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties in the Collateral, the order of priority of such Lien as specified in Section 2.3.

“Notes” has the meaning set forth in the recitals to this Agreement.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the applicable Cash Flow Collateral Documents or ABL Documents, as applicable, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Cash Flow Collateral Obligations or ABL Obligations, as applicable.

“Original ABL Credit Agreement” means that certain Credit Agreement, dated as of August 26, 2019, by and among the ABL Borrowers, the ABL Guarantors, the ABL Agent, as administrative agent, and the financial institutions from time to time party thereto as lenders and issuing banks, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Original Cash Flow Collateral Agreement” has the meaning set forth in the recitals to this Agreement.

“Other ABL Credit Agreement” has the meaning set forth in the definition of “ABL Credit Agreement”.

“Parent” means Gogo Inc., a Delaware corporation.

“Payment Collateral” means all Accounts, Instruments, Chattel Paper, Letter-Of-Credit Rights, Deposit Accounts (other than the Asset Sales Proceeds Account), Securities Accounts, and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Collateral.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledged Securities” has the meaning set forth in the ABL Security Documents or in the Cash Flow Collateral Security Documents, as the context requires.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Cash Flow Collateral Documents or ABL Documents, as applicable, continue to accrue after the commencement of any Insolvency of Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency or Liquidation Proceeding.

“Proceeds” means (a) all “proceeds,” as such term is defined in Article 9 of the UCC, with respect to the Collateral, (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily and (c) in the case of Proceeds of Pledged Securities, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Agent in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Recovery” has the meaning set forth in Section 2.8(k).

“Series of Cash Flow Collateral Debt” means, severally, each Series of Priority Lien Debt and each Series of Junior Lien Debt, each as defined in the Collateral Agency Agreement.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“Swap Transactions” means any and all such transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any Cash Flow Collateral Hedge Agreement or ABL Hedge Agreement, as applicable.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

SECTION 1.2 Other Definition Provisions.

(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.

(d) The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(e) All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(f) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC. For the avoidance of doubt, the following terms which are defined in the UCC are used in this Agreement as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Instruments, Investment Property, Inventory, Letter-of-Credit Rights, Money, Promissory Notes, Records, Security, Securities Accounts, Security Entitlements, Supporting Obligations and Tangible Chattel Paper.

(g) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Original Cash Flow Collateral Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Original Cash Flow Collateral Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Original Cash Flow Collateral Agreement and (2) prior to the Discharge of Cash Flow Collateral Obligations, approved in a writing delivered to the Cash Flow Collateral Representative by, or on behalf of, the requisite Cash Flow Collateral Secured Parties as are needed (if any) under the terms of the applicable Cash Flow Collateral Documents to approve such amendment or modification. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter or credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

(h) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Original ABL Credit Agreement (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Original ABL Credit Agreement (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Original ABL Credit Agreement and (2) prior to the Discharge of ABL Obligations, approved in a writing delivered to the ABL Agent by, or on behalf of, the requisite ABL Secured Parties as are needed (if any) under the terms of the applicable ABL Documents to approve such amendment or modification. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter or credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).

This Agreement, the Cash Flow Collateral Security Documents and ABL Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement, the Cash Flow Collateral Security Documents or the ABL Security Documents.

ARTICLE 2. LIEN PRIORITY

SECTION 2.1 [Reserved].

SECTION 2.2 [Reserved].

SECTION 2.3 Priority of Liens.

Notwithstanding anything else contained herein or in any other ABL Security Document or Cash Flow Collateral Security Document, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Obligations or the Cash Flow Collateral Obligations granted on the Collateral or of any Liens securing the ABL Obligations or the Cash Flow Collateral Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any ABL Debt or any Series of Cash Flow Collateral Debt or the time of incurrence of any other ABL Obligation or Cash Flow Collateral Obligation or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the ABL Obligations or the Cash Flow Collateral Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against any Credit Party, it is the intent of the parties that, and the parties hereto agree for themselves and the ABL Secured Parties and Cash Flow Collateral Secured Parties represented by them that:

(1) any Lien in respect of all or any portion of the ABL Priority Collateral held by the Cash Flow Collateral Representative for the benefit of the Cash Flow Collateral Secured Parties or held by any Cash Flow Collateral Secured Party that secures all or any portion of any Cash Flow Collateral Obligations, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are subject and subordinate to any Liens on ABL Priority Collateral securing the ABL Obligations;

(2) any Lien in respect of all or any portion of the ABL Priority Collateral held by the ABL Agent for the benefit of the ABL Secured Parties or held by any ABL Secured Party that secures all or any portion of the ABL Obligations, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are senior and prior to any Liens on ABL Priority Collateral securing Cash Flow Collateral Obligations;

(3) any Lien in respect of all or any portion of the Cash Flow Priority Collateral held by the ABL Agent for the benefit of the ABL Secured Parties or held by any ABL Secured Party that secures all or any portion of the ABL Obligations, in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are subject and subordinate to any Liens on Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations; and

(4) any Lien in respect of all or any portion of the Cash Flow Priority Collateral held by the Cash Flow Collateral Representative for the benefit of the Cash Flow Collateral Secured Parties or held by any Cash Flow Collateral Secured Party that secures all or any portion of any Cash Flow Collateral Obligations in each case, whether by grant, possession, statute, operation of law, subrogation or otherwise, are senior and prior to any Liens on Cash Flow Priority Collateral securing ABL Obligations.

Lien priority as among the ABL Obligations and the Cash Flow Collateral Obligations with respect to any Collateral will be governed solely by this Agreement.

For the avoidance of doubt, in the event that any ABL Secured Party or Cash Flow Collateral Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes hereof (including the priority of Liens).

SECTION 2.4 Restrictions on Enforcement of Liens; Prohibition on Contesting Liens.

(a) Until the Discharge of ABL Priority Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, the ABL Secured Parties will have, subject to the exceptions set forth below in clauses (1) through (6), the exclusive right to enforce, collect or realize on any ABL Priority Collateral or exercise any other right or remedy with respect to the ABL Priority Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement). Notwithstanding the foregoing, the Cash Flow Collateral Representative and the Cash Flow Collateral Secured Parties may exercise rights and remedies with respect to the ABL Priority Collateral, as applicable:

(1) without any condition or restriction whatsoever, at any time after the Discharge of ABL Obligations;

(2) as necessary to redeem any ABL Priority Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of ABL Obligations) any right to claim, take or receive proceeds of ABL Priority Collateral remaining after the Discharge of ABL Obligations in the event of foreclosure or other enforcement of any Lien (other than Liens in favor of the ABL Agent or an ABL Secured Party);

(3) as necessary to perfect or establish the priority (subject to Liens of the ABL Secured Parties or the ABL Agent) of (but not enforce) the Liens upon any ABL Priority Collateral;

(4) as necessary to create, prove, preserve or protect (but not enforce) the Liens upon any ABL Priority Collateral;

(5) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Cash Flow Collateral Secured Parties secured by the ABL Priority Collateral, if any, in each case in a manner not inconsistent with the terms of this Agreement; or

(6) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in a manner not inconsistent with the terms of this Agreement, with respect to the Cash Flow Collateral Obligations and the ABL Priority Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Cash Flow Collateral Representative may be inconsistent with the provisions of this Agreement.

(b) Until the Discharge of Cash Flow Collateral Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, the Cash Flow Collateral Secured Parties will have, subject to the exceptions set forth below in clauses (1) through (6), the exclusive right to enforce, collect or realize on any Cash Flow Priority Collateral or exercise any other right or remedy with respect to the Cash Flow Priority Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement). Notwithstanding the foregoing, the ABL Agent and ABL Secured Parties may exercise rights and remedies with respect to the Cash Flow Priority Collateral, as applicable:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Cash Flow Collateral Obligations;

(2) as necessary to redeem any Cash Flow Priority Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Cash Flow Collateral Obligations) any right to claim, take or receive proceeds of Cash Flow Priority Collateral remaining after the Discharge of Cash Flow Collateral Obligations in the event of foreclosure or other enforcement of any Lien (other than Liens in favor of the Cash Flow Collateral Representative or a Cash Flow Collateral Secured Party);

(3) as necessary to perfect or establish the priority (subject to Liens of the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative) of (but not enforce) the Liens upon any Cash Flow Priority Collateral;

(4) as necessary to create, prove, preserve or protect (but not enforce) the Liens upon any Cash Flow Priority Collateral;

(5) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties secured by the Cash Flow Priority Collateral, if any, in each case in a manner not inconsistent with the terms of this Agreement; or

(6) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in a manner not inconsistent with the terms of this Agreement, with respect to the ABL Obligations and the Cash Flow Priority Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the ABL Agent may be inconsistent with the provisions of this Agreement.

(c) Until the Discharge of ABL Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, none of the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative will be permitted to:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the ABL Secured Parties in respect of the ABL Priority Collateral or that would limit, invalidate, avoid or set aside any Lien of the ABL Agent or ABL Secured Parties in the Collateral or subordinate the Liens of the ABL Agent or the ABL Secured Parties in the ABL Priority Collateral to the Liens of the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties, or grant any such Person a Lien with equal ranking to the Lien of the ABL Agent or the ABL Secured Parties, in each case in the ABL Priority Collateral;

(2) oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Liens on the ABL Priority Collateral made by any ABL Secured Party or the ABL Agent in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any ABL Secured Party or ABL Agent of the right to credit bid ABL Debt at any sale of ABL Priority Collateral in foreclosure of Liens of the ABL Agent or any ABL Secured Party;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of ABL Obligations or the ABL Agent relating to the lawful enforcement of any Lien on the ABL Priority Collateral;

(5) contest, protest or object to any foreclosure proceeding or action brought by the ABL Agent or any ABL Secured Party or any other exercise by the ABL Agent or any ABL Secured Party of any rights and remedies relating to the ABL Priority Collateral under the ABL Documents or otherwise and the Cash Flow Collateral Representative, on behalf of itself and each Cash Flow Collateral Secured Party, will waive any and all rights it may have to object to the time or manner in which the ABL Agent or any ABL Secured Party seeks to enforce the ABL Obligations or the Liens in the ABL Priority Collateral;

(6) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, enforceability, perfection, priority or extent of the Liens of the ABL Agent or the ABL Secured Parties, or the amount, nature or extent of the ABL Obligations; or

(7) object to the forbearance by the ABL Agent from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the ABL Priority Collateral.

(d) Until the Discharge of Cash Flow Collateral Obligations, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, none of the ABL Secured Parties or the ABL Agent will be permitted to:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, or take any other action, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Cash Flow Collateral Secured Parties in respect of the Cash Flow Priority Collateral or that would limit, invalidate, avoid or set aside any Lien of the Cash Flow Collateral Representative or Cash Flow Collateral Secured Parties in the Collateral or subordinate the Liens of the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties in the Cash Flow Priority Collateral to the Liens of the ABL Agent or the ABL Secured Parties, or grant any such Person a Lien with equal ranking to the Lien of the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties, in each case in the Cash Flow Priority Collateral;

(2) oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Liens on the Cash Flow Priority Collateral made by any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative in any Insolvency or Liquidation Proceeding;

(3) oppose or otherwise contest any lawful exercise by any Cash Flow Collateral Secured Party or Cash Flow Collateral Representative of the right to credit bid Cash Flow Collateral Debt at any sale of Cash Flow Priority Collateral in foreclosure of Liens of the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Cash Flow Collateral Obligations or the Cash Flow Collateral Representative relating to the lawful enforcement of any Lien on the Cash Flow Priority Collateral;

(5) contest, protest or object to any foreclosure proceeding or action brought by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party or any other exercise by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party of any rights and remedies relating to the Cash Flow Priority Collateral under the Cash Flow Collateral Documents or otherwise and the ABL Agent, on behalf of itself and each ABL Secured Party, will waive any and all rights it may have to object to the time or manner in which the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party seeks to enforce the Cash Flow Collateral Obligations or the Liens in the Cash Flow Priority Collateral;

(6) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, enforceability, perfection, priority or extent of the Liens of the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties, or the amount, nature or extent of the Cash Flow Collateral Obligations; or

(7) object to the forbearance by the Cash Flow Collateral Representative from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Cash Flow Priority Collateral.

Except as specifically set forth in this Agreement, both before and during an Insolvency or Liquidation Proceeding, the ABL Agent, ABL Secured Parties, Cash Flow Collateral Representative and Cash Flow Collateral Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims that are not inconsistent with this Agreement.

(e) At any time prior to the Discharge of ABL Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Credit Party or (2) the Cash Flow Collateral Representative has received written notice from the ABL Agent stating that (A) the ABL Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Liens in ABL Priority Collateral securing the ABL Debt have become entitled under any ABL Documents to and intend to enforce any or all of such Liens by reason of an event of default under such ABL Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of ABL Priority Collateral by the Borrowers or any other Credit Party to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party (including, without limitation, payments and prepayments made for application to Cash Flow Collateral Obligations and all other payments and deposits made pursuant to any provision of any Cash Flow Collateral Document).

(f) At any time prior to the Discharge of Cash Flow Collateral Obligations and after (1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Credit Party or (2) the ABL Agent has received written notice from the Cash Flow Collateral Representative stating that (A) the Cash Flow Collateral Debt of any Series of Cash Flow Collateral Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Liens in the Cash Flow Priority Collateral securing the Cash Flow Collateral Debt of any Series of Cash Flow Collateral Debt have become entitled under any Cash Flow Collateral Documents to and intend to enforce any or all of such Liens by reason of an event of default under such Cash Flow Collateral Documents, no payment of money (or the equivalent of money) shall be made from the proceeds of Cash Flow Priority Collateral by the Borrowers or any other Credit Party to the ABL Agent or any ABL Secured Party (including, without limitation, payments and prepayments made for application to ABL Obligations and all other payments and deposits made pursuant to any provision of any ABL Collateral Document).

(g) All proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any ABL Priority Collateral and the proceeds thereof and the proceeds of any insurance policy required under any ABL Document or otherwise covering the ABL Priority Collateral received by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party prior to the Discharge of ABL Obligations will be held by such Person in trust for the account of the ABL Secured Parties and promptly remitted to the ABL Agent for application in accordance with Section 3.4 hereof. The Liens of the Cash Flow Collateral Representative for the benefit of the Cash Flow Collateral

Secured Parties will remain attached to and enforceable against all proceeds so held or remitted until so applied to satisfy the ABL Obligations. All proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Cash Flow Priority Collateral and the proceeds thereof and the proceeds of any insurance policy required under any Cash Flow Collateral Document or otherwise covering the Cash Flow Priority Collateral received by the ABL Agent or any ABL Secured Party prior to the Discharge of Cash Flow Collateral Obligations will be held by such Person in trust for the account of the Cash Flow Collateral Secured Parties and promptly remitted to the Cash Flow Collateral Representative for application in accordance with Section 3.4 hereof. The Liens of the ABL Agent or any ABL Secured Party will remain attached to and enforceable against all proceeds so held or remitted until so applied to satisfy the Cash Flow Collateral Obligations.

SECTION 2.5 Waiver of Right of Marshaling.

(a) Prior to the Discharge of ABL Obligations, the Cash Flow Collateral Representative and the Cash Flow Collateral Secured Parties may not assert or enforce any marshaling, appraisal, valuation or other similar right accorded to a junior lienholder, as against the ABL Secured Parties or the ABL Agent (in their capacity as priority lienholders) with respect to the ABL Priority Collateral. Following the Discharge of ABL Obligations, the Cash Flow Collateral Secured Parties and the Cash Flow Collateral Representative may assert their rights under the UCC or otherwise to any proceeds remaining following a sale or other disposition of ABL Priority Collateral by, or on behalf of, the ABL Secured Parties.

(b) Prior to the Discharge of Cash Flow Collateral Obligations, the ABL Agent and the ABL Secured Parties may not assert or enforce any marshaling, appraisal, valuation or other similar right accorded to a junior lienholder, as against the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative (in their capacity as priority lienholders) with respect to the Cash Flow Priority Collateral. Following the Discharge of Cash Flow Collateral Obligations, the ABL Secured Parties and the ABL Agent may assert their rights under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Cash Flow Priority Collateral by, or on behalf of, the Cash Flow Collateral Secured Parties.

SECTION 2.6 Discretion in Enforcement of Liens.

(a) In exercising rights and remedies with respect to the ABL Priority Collateral, at any time prior to a Discharge of ABL Obligations, the ABL Secured Parties and the ABL Agent shall have the exclusive right to enforce (or refrain from enforcing) the provisions of the ABL Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, in each case with respect to the ABL Priority Collateral (without limiting clauses (1) through (6) under Section 2.4(a)), including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the ABL Priority Collateral and/or the ABL Obligations;

(2) the enforcement or forbearance from enforcement of any Lien in respect of the ABL Priority Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the ABL Priority Collateral to the extent provided in the ABL Security Documents;

(4) the acceptance of the ABL Priority Collateral in full or partial satisfaction of the ABL Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity with respect to the ABL Priority Collateral.

(b) In exercising rights and remedies with respect to the Cash Flow Priority Collateral, at any time prior to a Discharge of Cash Flow Collateral Obligations, the Cash Flow Collateral Secured Parties and the Cash Flow Collateral Representative shall have the exclusive right to enforce (or refrain from enforcing) the provisions of the Cash Flow Collateral Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, in each case with respect to the Cash Flow Priority Collateral (without limiting clauses (1) through (6) under Section 2.4(b)), including:

(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Cash Flow Priority Collateral and/or the Cash Flow Collateral Obligations;

(2) the enforcement or forbearance from enforcement of any Lien in respect of the Cash Flow Priority Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Cash Flow Priority Collateral to the extent provided in the Cash Flow Collateral Security Documents;

(4) the acceptance of the Cash Flow Priority Collateral in full or partial satisfaction of the Cash Flow Collateral Obligations; and

(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity with respect to the Cash Flow Priority Collateral.

SECTION 2.7 Amendments to Cash Flow Collateral Documents and ABL Documents; and Discretion in Enforcement of Cash Flow Collateral Obligations and ABL Obligations.

Without in any way limiting the generality of Section 2.6,

(a) the ABL Secured Parties and the ABL Agent may, at any time and from time to time, without the consent of or notice to the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative, without incurring responsibility to the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative and without impairing or releasing the subordination provided in this Agreement or the Obligations thereunder with respect to the ABL Priority Collateral of the Cash Flow Collateral Secured Parties and the Cash Flow Collateral Representatives, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the ABL Obligations, or otherwise amend or supplement in any manner the ABL Obligations, or any instrument evidencing the ABL Obligations or any agreement under which the ABL Obligations are outstanding including, without limitation, increasing the principal amount thereof and/or any applicable margin or similar component of interest rate;

(2) release any Person or entity liable in any manner for the collection of the ABL Obligations;

(3) release the Lien of any ABL Secured Party or the ABL Agent on any Collateral; and

(4) exercise or refrain from exercising any rights against any Credit Party with respect to the ABL Priority Collateral; and

(b) the Cash Flow Collateral Secured Parties and the Cash Flow Collateral Representative may, at any time and from time to time, without the consent of or notice to the ABL Secured Parties or the ABL Agent, without incurring responsibility to the ABL Secured Parties or the ABL Agent and without impairing or releasing the subordination provided in this Agreement or the Obligations thereunder with respect to the Cash Flow Priority Collateral of the ABL Secured Parties and the ABL Agent, do any one or more of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Cash Flow Collateral Obligations, or otherwise amend or supplement in any manner the Cash Flow Collateral Obligations, or any instrument evidencing the Cash Flow Collateral Obligations or any agreement under which the Cash Flow Collateral Obligations are outstanding including, without limitation, increasing the principal amount thereof and/or any applicable margin or similar component of interest rate;

(2) release any Person or entity liable in any manner for the collection of the Cash Flow Collateral Obligations;

(3) release the Lien of any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative on any Collateral; and

(4) exercise or refrain from exercising any rights against any Credit Party with respect to the Cash Flow Priority Collateral.

SECTION 2.8 Insolvency or Liquidation Proceedings.

(a) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of ABL Obligations, the ABL Secured Parties shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) consisting of ABL Priority Collateral, or to permit the Borrowers or any other Credit Party to obtain financing, whether from the ABL Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar bankruptcy law (“DIP Financing”) secured by a Lien on any ABL Priority Collateral, then the Cash Flow Collateral Representative (on behalf of the Cash Flow Collateral Secured Parties) will raise no objection to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the ABL Secured Parties) and to the extent that the Liens on ABL Priority Collateral securing the ABL Obligations are subordinated to or pari passu with the Liens on ABL Priority Collateral securing such DIP Financing, the Cash Flow Collateral Representative will subordinate its Liens on the ABL Priority Collateral to the Liens on the ABL Priority Collateral securing such DIP Financing (and all Obligations relating thereto) on the same basis as such Liens are subordinated to the Liens in such ABL Priority Collateral securing the ABL Obligations and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the ABL Secured Parties or to the extent permitted under this Section 2.8(a)), provided that the Cash Flow Collateral Representative, on behalf of the Cash Flow Collateral Secured Parties, retains its Lien on the Collateral to secure the Cash Flow Collateral Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Cash Flow Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien on the Cash Flow Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the Cash Flow Collateral Representative on the Cash Flow Priority Collateral. Notwithstanding the foregoing, if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to ABL Priority Collateral in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the Cash Flow Collateral Representative may seek or request adequate protection in the form of a replacement Lien on such additional collateral, so long as such Lien is subordinated to the Liens on the ABL Priority Collateral securing the ABL Obligations and such DIP Financing (and all Obligations relating thereto), on the same basis as the other Liens on ABL Priority Collateral securing the Cash Flow Collateral Obligations are subordinated to the Liens on ABL Priority Collateral securing the ABL Obligations under this Agreement.

(b) If in any Insolvency or Liquidation Proceeding and prior to the Discharge of Cash Flow Collateral Obligations, the Cash Flow Collateral Secured Parties shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) consisting of Cash Flow Priority Collateral, or to permit the Borrowers or any other Credit Party to obtain DIP Financing secured by a Lien on any Cash Flow Priority Collateral, then the

ABL Agent (on behalf of the ABL Secured Parties) will raise no objection to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the Cash Flow Collateral Secured Parties) and to the extent that the Liens on Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations are subordinated to or pari passu with the Liens on Cash Flow Priority Collateral securing such DIP Financing, the ABL Agent will subordinate its Liens on the Cash Flow Priority Collateral to the Liens on the Cash Flow Priority Collateral securing such DIP Financing (and all Obligations relating thereto) on the same basis as such Liens are subordinated to the Liens in such Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Cash Flow Collateral Secured Parties or to the extent permitted under this Section 2.8(b)), provided that the ABL Agent, on behalf of the ABL Secured Parties, retains its Lien on the Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien on the ABL Priority Collateral securing such DIP Financing is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral. Notwithstanding the foregoing, if the Cash Flow Collateral Secured Parties (or any subset thereof) are granted adequate protection with respect to Cash Flow Priority Collateral in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar law, then the ABL Agent may seek or request adequate protection in the form of a replacement Lien on such additional collateral, so long as such Lien is subordinated to the Liens on the Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations and such DIP Financing (and all Obligations relating thereto), on the same basis as the other Liens on Cash Flow Priority Collateral securing the ABL Obligations are subordinated to the Liens on Cash Flow Priority Collateral securing the Cash Flow Collateral Obligations under this Agreement.

(c) All Liens granted to the ABL Agent or the Cash Flow Collateral Representative in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

(d) The Cash Flow Collateral Representative (for itself and on behalf of the Cash Flow Collateral Secured Parties) agrees that it will not seek consultation rights in connection with, and will raise no objection or oppose, a motion to sell, liquidate or otherwise dispose of ABL Priority Collateral under Section 363 of the Bankruptcy Code if the requisite ABL Secured Parties have consented to such sale, liquidation or other disposition, provided that the Liens securing Cash Flow Collateral Obligations will attach to the proceeds of such sale on the same basis of priority as the Liens securing such obligations on the assets being sold. The Cash Flow Collateral Representative (for itself and on behalf of the Cash Flow Collateral Secured Parties) further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition (including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition) if the requisite ABL Secured Parties have consented to such sale, liquidation or disposition or such retention or bid procedures order in connection with such sale, liquidation or disposition, in which event the Cash Flow Collateral Secured Parties will be deemed to have consented to such sale, liquidation or disposition pursuant to Section 363(f) of the Bankruptcy Code, provided that such motion does not impair the rights of the Cash Flow Collateral Secured Parties under Section 363(k) of the Bankruptcy Code. The ABL Agent (for itself and on behalf of the ABL Secured Parties) agrees that it will not seek consultation rights in connection with, and will raise no objection or oppose, a motion to sell, liquidate or otherwise dispose of Cash Flow Priority Collateral under Section 363 of the Bankruptcy Code if the requisite Cash Flow Collateral Secured Parties have consented to such sale, liquidation or other disposition, provided that the Liens securing ABL Obligations will attach to the proceeds of such sale on the same basis of priority as the Liens securing such obligations on the assets being sold. The ABL Agent (for itself and on behalf of the ABL Secured Parties) further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition (including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition) if the requisite Cash Flow Collateral Secured Parties have consented to such sale, liquidation or disposition or such retention or bid procedures order in connection with such sale, liquidation or disposition, in which event the ABL Secured Parties will be deemed to have consented to such sale, liquidation or disposition pursuant to Section 363(f) of the Bankruptcy Code, provided that such motion does not impair the rights of the ABL Secured Parties under Section 363(k) of the Bankruptcy Code. If such sale of Collateral includes both ABL Priority Collateral and Cash Flow Priority Collateral and the Parties are unable to agree on the allocation of the purchase price between the ABL Priority Collateral and Cash Flow Priority Collateral, any ABL Secured Party and any Cash Flow Collateral Secured Party (including any representative acting on their behalf) may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Parties.

(e) Until the Discharge of ABL Obligations has occurred, the Cash Flow Collateral Representative (for itself and on behalf of the Cash Flow Collateral Secured Parties), agrees that no Cash Flow Collateral Secured Party shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agent, unless a motion for adequate protection permitted under Section 2.8(a) has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by any ABL Secured Party for relief from such stay.

(f) Until the Discharge of Cash Flow Collateral Obligations has occurred, the ABL Agent (for itself and on behalf of the ABL Secured Parties), agrees that no ABL Secured Party shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Cash Flow Priority Collateral, without the prior written consent of the Cash Flow Collateral Representative, unless a motion for adequate protection permitted under Section 2.8(b) has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by any Cash Flow Collateral Secured Party for relief from such stay.

(g) If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized debtor secured by Liens upon any property of such reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Cash Flow Collateral Obligations, then, to the extent that the debt obligations distributed on account of the ABL Obligations and on account of the Cash Flow Collateral Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(h) The Cash Flow Collateral Representative (for itself and on behalf of the Cash Flow Collateral Secured Parties) agrees that no Cash Flow Collateral Secured Party shall contest (or support any other Person contesting): (1) any request by the ABL Agent or the ABL Secured Parties for adequate protection under any bankruptcy law; or (2) any objection by the ABL Agent or the ABL Secured Parties to any motion, relief, action or proceeding based on the ABL Secured Parties claiming a lack of adequate protection, in each case, so long as (x) such request or objection is not in contravention of clause (a) of this Section 2.8 and (y) any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement. Notwithstanding the foregoing provisions, in any Insolvency or Liquidation Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral of the type of assets that are or would constitute Cash Flow Priority Collateral, then the ABL Agent, on behalf of itself and each of the ABL Secured Parties, agrees that the Cash Flow Collateral Representative shall also be granted a senior and prior Lien on such collateral as security for the Cash Flow Collateral Obligations and that any Lien on such collateral securing the ABL Obligations shall be subordinate to any Lien on such collateral securing the Cash Flow Collateral Obligations.

(i) The ABL Agent (for itself and on behalf of the ABL Secured Parties) agrees that no ABL Secured Party shall contest (or support any other Person contesting): (1) any request by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party for adequate protection under any bankruptcy law; or (2) any objection by the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties to any motion, relief, action or proceeding based on the Cash Flow Collateral Secured Parties claiming a lack of adequate protection, in each case, so long as (x) such request or objection is not in contravention of clause (b) of this Section 2.8 and (y) any Liens granted to the Cash Flow Collateral Representative as adequate protection of its interests are subject to this Agreement. Notwithstanding the foregoing provisions, in any Insolvency or Liquidation Proceeding, if the Cash Flow Collateral Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral of the type of assets that are or would constitute ABL Priority Collateral, then the Cash Flow Collateral Representative, on behalf of itself and each of the Cash Flow Collateral Secured Parties, agrees that the ABL Agent shall also be granted a senior and prior Lien on such collateral as security for the ABL Obligations and that any Lien on such collateral securing the Cash Flow Collateral Obligations shall be subordinate to any Lien on such collateral securing the ABL Obligations.

(j) (x) Neither the Cash Flow Collateral Representative nor any other Cash Flow Collateral Secured Party shall oppose or seek to challenge any claim by the ABL Agent or any ABL Secured Party for allowance of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the ABL Agent’s Lien on the ABL Priority Collateral, without regard to the existence of the Lien of the Cash Flow Collateral Secured Parties or the Cash Flow Collateral Representative on the ABL Priority Collateral; and (y) neither the ABL Collateral Agent nor any ABL Secured Party shall oppose or seek to challenge any claim by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party for allowance of Cash Flow Collateral Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Cash Flow Collateral Representative’s Lien on the Cash Flow Priority Collateral, without regard to the existence of the Lien of the ABL Agent or the ABL Secured Parties on the Cash Flow Priority Collateral.

(k) If any ABL Secured Party or Cash Flow Collateral Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrowers or any other Credit Party any amount paid in respect of the ABL Obligations or Cash Flow Collateral Obligations, respectively (a “Recovery”), then such ABL Secured Party or Cash Flow Collateral Secured Party shall be entitled to a reinstatement of the ABL Obligations or Cash Flow Collateral Obligations, as applicable, with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of ABL Obligations or Discharge of Cash Flow Collateral Obligations, as applicable, shall be deemed not to have occurred for all purposes under this Agreement. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Obligations of the parties thereto from such date of reinstatement.

(l) The Cash Flow Collateral Representative (on behalf of the Cash Flow Collateral Secured Parties), for itself and on behalf of the Cash Flow Collateral Secured Parties, and the ABL Agent (on behalf of the ABL Secured Parties) for itself and on behalf of the ABL Secured Parties, acknowledges and agrees that:

(1) the grants of Liens pursuant to the ABL Security Documents and the Cash Flow Collateral Security Documents constitute two separate and distinct grants of Liens; and

(2) because of, among other things, their differing rights in the Collateral, the ABL Obligations are fundamentally different from the Cash Flow Collateral Obligations and must be separately classified in any plan of reorganization or other dispositive restructuring plan proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Cash Flow Collateral Secured Parties in respect of the ABL Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Credit Parties in respect of the ABL Priority Collateral (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral is sufficient (for this purpose ignoring all claims held by the Cash Flow Collateral Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the ABL Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Cash Flow Collateral Secured Parties with respect to the ABL Priority Collateral, and the Cash Flow Collateral Representative (on behalf of itself and each of the Cash Flow Collateral Secured Parties) agrees that it will turn over to the ABL Agent, for the benefit of the ABL Secured Parties, ABL Priority Collateral or proceeds of ABL Priority Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Cash Flow Collateral Secured Parties. If it is held that the claims of the ABL Secured Parties and the Cash Flow Collateral Secured Parties in respect of the Cash Flow Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Credit Parties in respect of the Cash Flow Priority Collateral (with the effect being that, to the extent that the aggregate value of the Cash Flow Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Secured Parties), the Cash Flow Collateral Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the Cash Flow Collateral Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the ABL Secured Parties with respect to the Cash Flow Priority Collateral, and the ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that it will turn over to the Cash Flow Collateral Representative, for the benefit of the Cash Flow Collateral Secured Parties, Cash Flow Priority Collateral or proceeds of Cash Flow Priority Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the ABL Secured Parties.

(m) The parties to this Agreement acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references herein to any Credit Party will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

SECTION 2.9 [Reserved].

SECTION 2.10 No New Liens.

(a) Whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Credit Party, the parties hereto agree that the Borrowers will not, and will not permit any other Credit Party to:

(1) so long as the Discharge of ABL Obligations has not occurred, grant or permit any additional Liens on any asset or property to secure any Cash Flow Collateral Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure all of the ABL Obligations, and any such Lien shall be subject to Section 2.3; or

(2) so long as the Discharge of Cash Flow Collateral Obligations has not occurred, grant or permit any additional Liens on any asset or property to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure all of the Cash Flow Collateral Obligations, and any such Lien shall be subject to Section 2.3; provided that this provision will not be violated if the Cash Flow Collateral Representative is given a reasonable opportunity to accept a Lien on any asset or property for the benefit of the Cash Flow Collateral Secured Parties and the Cash Flow Collateral Representative states in writing that the applicable Cash Flow Collateral Documents prohibit the Cash Flow Collateral Representative from accepting a Lien on such asset or property.

provided that notwithstanding anything in this Agreement to the contrary, cash and cash equivalents may be pledged to secure ABL Obligations or Cash Flow Collateral Obligations, as applicable, consisting of reimbursement obligations in respect of letters of credit pursuant to the ABL Documents or Cash Flow Collateral Documents, as applicable, without granting a Lien thereon to secure any Cash Flow Collateral Obligations or ABL Obligations, as applicable.

(b) To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the ABL Secured Parties or Cash Flow Collateral Secured Parties, any amounts received by or distributed to the Cash Flow Collateral Representative, any Cash Flow Collateral Secured Party, the ABL Agent or any ABL Secured Party pursuant to or as a result of Liens granted in contravention of this Section 2.10 shall be subject to Section 3.4.

SECTION 2.11 Confirmation of Subordination in Security Documents.

The Credit Parties shall use commercially reasonable efforts to ensure that each applicable ABL Security Document shall include language that is reciprocal in nature to that contained in Section 9.17 of the Collateral Agreement dated as of the date hereof among the Credit Parties and U.S. Bank National Association, as Collateral Agent (or language of similar effect as determined by the Company).

ARTICLE 3. ACTIONS OF THE PARTIES; APPLICATION OF PROCEEDS

SECTION 3.1 Agent for Perfection.

The ABL Agent, for and on behalf of itself and each ABL Secured Party, and the Cash Flow Collateral Representative, for and on behalf of itself and each Cash Flow Collateral Secured Party, as applicable, each agree to hold all Control Collateral and Cash Collateral that is part of the Collateral in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for each other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral, subject to the terms and conditions of this Section 3.1. None of the ABL Agent, the ABL Secured Parties, the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party, as applicable, shall have any obligation whatsoever to the others to assure that the Cash

Collateral or the Control Collateral is genuine or owned by any Borrower, any other Credit Party, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the Cash Flow Collateral Representative under this Section 3.1 are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral in their possession as agent for the Cash Flow Collateral Representative and the ABL Agent, respectively, for purposes of perfecting the Lien held by the ABL Agent and the Cash Flow Collateral Representative, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the Cash Flow Collateral Representative, the Cash Flow Collateral Secured Parties or any other Person. The Cash Flow Collateral Representative is not and shall not be deemed to be a fiduciary of any kind for the ABL Agent, the ABL Secured Parties, or any other Person. In the event that (a) the ABL Agent or any ABL Secured Party receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement or (b) the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party receives any Collateral or Proceeds of the Collateral in violation of the terms of this Agreement, then the ABL Agent, such ABL Secured Party, the Cash Flow Collateral Representative or such Cash Flow Collateral Secured Party, as applicable, shall promptly pay over such Proceeds or Collateral to (i) in the case of ABL Priority Collateral or Proceeds thereof, the ABL Agent, or (ii) in the case of Cash Flow Priority Collateral or Proceeds thereof, the Cash Flow Collateral Representative, in each case, in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 3.4 of this Agreement. Each Credit Party shall deliver all Control Collateral and all Cash Collateral required to be delivered pursuant to the Cash Flow Collateral Documents and the ABL Documents (i) in the case of ABL Priority Collateral or Proceeds thereof, to the ABL Agent, or (ii) in the case of Cash Flow Priority Collateral or Proceeds thereof, to the Cash Flow Collateral Representative.

SECTION 3.2 Release of Liens on Collateral.

(a) In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the ABL Agent, (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the ABL Documents and Cash Flow Collateral Documents, (C) the release of the ABL Secured Parties’ Liens on all or any portion of the ABL Priority Collateral, so long as such release shall have been approved by the requisite ABL Lenders (as determined pursuant to the ABL Documents) and the requisite Cash Flow Collateral Secured Parties (as determined pursuant to the Collateral Agency Agreement) or (D) the release of the ABL Secured Parties’ Liens on ABL Priority Collateral of an ABL Guarantor upon the termination and discharge of the applicable subsidiary guaranty in accordance with the terms of the ABL Documents and the Cash Flow Collateral Documents, in the case of clauses (B), (C) and (D) only to the extent prior to the date upon which the Discharge of ABL Obligations shall have occurred and not in connection with a Discharge of ABL Obligations (and irrespective of whether an Event of Default has occurred), the Cash Flow Collateral Representative agrees, on behalf of itself and the Cash Flow Collateral Secured Parties, that so long as the net cash proceeds of any such sale, if any, described in clause (A) above are applied as provided in Section 3.4, and, in each case, the Lien on such ABL Priority Collateral is released by the ABL Agent, such sale will be free and clear of the Liens on such ABL Priority Collateral securing the Cash Flow Collateral Obligations, and the Cash Flow Collateral Representative’s and the Cash Flow Collateral Secured Parties’ Liens

with respect to the ABL Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, the Cash Flow Collateral Representative agrees that it will execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith, so long as the net cash proceeds, if any, from such sale or other disposition of such ABL Priority Collateral described in clause (A) above are applied in accordance with the terms of this Agreement. The Cash Flow Collateral Representative hereby appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Cash Flow Collateral Representative and in the name of the Cash Flow Collateral Representative or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(b) In the event of (A) any private or public sale of all or any portion of the Cash Flow Priority Collateral in connection with any Exercise of Secured Creditor Remedies by or with the consent of the Cash Flow Collateral Representative, (B) any sale, transfer or other disposition of all or any portion of the Cash Flow Priority Collateral, so long as such sale, transfer or other disposition is then permitted by the ABL Documents and Cash Flow Collateral Documents, (C) the release of the Cash Flow Collateral Secured Parties’ Liens on all or any portion of the Cash Flow Priority Collateral, so long as such release shall have been approved by the requisite ABL Lenders (as determined pursuant to the ABL Documents) and the requisite Cash Flow Collateral Secured Parties (as determined pursuant to the Collateral Agency Agreement) or (D) the release of the Cash Flow Collateral Secured Parties’ Liens on Cash Flow Priority Collateral of a Cash Flow Collateral Guarantor upon the termination and discharge of the applicable subsidiary guaranty in accordance with the terms of the ABL Documents and the Cash Flow Collateral Documents, in the case of clauses (B), (C) and (D) only to the extent prior to the date upon which the Discharge of Cash Flow Collateral Obligations shall have occurred and not in connection with a Discharge of Cash Flow Collateral Obligations (and irrespective of whether an Event of Default has occurred), the ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that so long as the net cash proceeds of any such sale, if any, described in clause (A) above are applied as provided in Section 3.4, and, in each case, the Lien on such Cash Flow Priority Collateral is released by the Cash Flow Collateral Representative, such sale will be free and clear of the Liens on such Cash Flow Priority Collateral securing the ABL Obligations, and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Cash Flow Priority Collateral so sold, transferred, disposed or released shall terminate and be automatically released without further action. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will execute any and all Lien releases or other documents reasonably requested by the Cash Flow Collateral Representative in connection therewith, so long as the net cash proceeds, if any, from such sale or other disposition of such Cash Flow Priority Collateral described in clause (A) above are applied in accordance with the terms of this Agreement. The ABL Agent hereby appoints the Cash Flow Collateral Representative and any officer or duly authorized person of the Cash Flow Collateral Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Cash Flow Collateral Representative’s own name, from time to time, in the Cash Flow Collateral Representative’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

SECTION 3.3 Sharing of Information and Access.

In the event that the ABL Agent shall, in the exercise of its rights under the ABL Documents or otherwise, receive possession or control of any books and records of any Cash Flow Collateral Grantor that contain information identifying or pertaining to any of the Cash Flow Priority Collateral, the ABL Agent shall, upon written request of the Cash Flow Collateral Representative and as promptly as practicable thereafter, either make available to the Cash Flow Collateral Representative such books and records for inspection and duplication or provide to the Cash Flow Collateral Representative copies thereof. In the event that the Cash Flow Collateral Representative shall, in the exercise of its rights under the Cash Flow Collateral Documents or otherwise, receive possession or control of any books and records of any ABL Grantor that contain information identifying or pertaining to any of the ABL Priority Collateral, the Cash Flow Collateral Representative shall, upon written request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide to the ABL Agent copies thereof. Each Credit Party and the Cash Flow Collateral Representative hereby consent to the non-exclusive royalty free use by the ABL Agent of any Intellectual Property included in the Collateral for the purposes of disposing of any ABL Priority Collateral and, in the event that the Cash Flow Collateral Representative shall, in the exercise of its rights under the Cash Flow Collateral Documents or otherwise, obtain title to any such Intellectual Property, the Cash Flow Collateral Representative hereby irrevocably grants the ABL Agent a non-exclusive license or other right to use, without charge, such Intellectual Property as it pertains to the ABL Priority Collateral in advertising for sale and selling any ABL Priority Collateral.

SECTION 3.4 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. The Cash Flow Collateral Representative, for and on behalf of itself and the Cash Flow Collateral Secured Parties, expressly acknowledges and agrees that (i) any ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Secured Parties will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition under any ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under this Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Cash Flow Collateral Secured Parties and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) commences the Exercise of Any Secured Creditor Remedies (other than, prior to the acceleration of any of the Cash Flow Collateral Obligations, the exercise of its rights in accordance with the concentration account and demand deposit account provisions of any ABL Credit Agreement), all amounts received by the ABL Agent or any ABL Secured Party shall be applied as specified in this Section 3.4. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the ABL Obligations or any Cash Flow Collateral Obligations, or any portion thereof.

(b) Revolving Nature of Cash Flow Collateral Obligations. The Cash Flow Collateral Representative, for and on behalf of itself and the Cash Flow Collateral Secured Parties, and the ABL Agent, for and on behalf of itself and the ABL Secured Parties, expressly acknowledge and agree that (i) Cash Flow Collateral Debt may include a revolving facility, that in the ordinary course of business the Cash Flow Collateral Representative and Cash Flow Collateral Secured Parties may apply payments and make advances thereunder and (ii) the amount of Cash Flow Collateral Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Cash Flow Collateral Obligations thereunder may be modified, extended or amended from time to time, and that the aggregate amount of Cash Flow Collateral Obligations thereunder may be increased, replaced or refinanced, in each event, without notice to or consent by any other Cash Flow Collateral Secured Parties (in the case of the Cash Flow Collateral Representative) or the ABL Secured Parties (in the case of the ABL Agent) and without affecting the provisions hereof; provided, however, that from and after the date on which the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party commences the Exercise of Secured Creditor Remedies, all amounts received by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party shall be applied as specified in this Section 3.4. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of the ABL Obligations or any Cash Flow Collateral Obligations, or any portion thereof.

(c) The ABL Agent and Cash Flow Collateral Representative will apply the proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any ABL Priority Collateral and the proceeds thereof and the proceeds of any insurance policy required under any ABL Document or otherwise covering the ABL Priority Collateral in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the ABL Agent’s or the Cash Flow Collateral Representative’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the ABL Agent or Cash Flow Collateral Representative or any co-trustee or agent thereof in connection with this Agreement, the Collateral Agency Agreement, any ABL Security Document and any Cash Flow Collateral Security Document, respectively (including, but not limited to, indemnification obligations that are then due and payable);

SECOND, to the payment of ABL Obligations until the Discharge of ABL Obligations shall have occurred;

THIRD, to the payment of Cash Flow Collateral Obligations until the Discharge of Cash Flow Collateral Obligations shall have occurred, which payment shall be made between and among such Cash Flow Collateral Obligations on a pro rata basis (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more representatives with respect to Cash Flow Collateral Obligations, each on behalf of itself and the Cash Flow Collateral Secured Parties represented thereby (including pursuant to the Collateral Agency Agreement); and

FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Borrowers or the applicable Credit Party, as the case may be, their respective successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

(d) If the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement, proceeds of any title insurance or other insurance and any proceeds subject to Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the ABL Obligations in accordance with the immediately preceding paragraph, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, the Cash Flow Collateral Representative or any such Cash Flow Collateral Secured Party, as the case may be, will forthwith deliver the same to the ABL Agent, for the account of the ABL Secured Parties, to be applied in accordance with the immediately preceding paragraph. Until so delivered, such proceeds shall be segregated and will be held by the Cash Flow Collateral Representative or any such Cash Flow Collateral Secured Party, as the case may be, for the benefit of the ABL Secured Parties.

(e) The ABL Agent and the Cash Flow Collateral Representative will apply the proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Cash Flow Priority Collateral and the proceeds thereof and the proceeds of any insurance policy required under any Cash Flow Collateral Document or otherwise covering the Cash Flow Priority Collateral in the following order of application:

FIRST, to the payment of all amounts payable under this Agreement on account of the ABL Agent’s or the Cash Flow Collateral Representative’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the ABL Agent or Cash Flow Collateral Representative or any co-trustee or agent thereof in connection with this Agreement, the Collateral Agency Agreement, any ABL Security Document and any Cash Flow Collateral Security Document, respectively (including, but not limited to, indemnification obligations that are then due and payable);

SECOND, to the payment of Cash Flow Collateral Obligations until the Discharge of Cash Flow Collateral Obligations shall have occurred, which payment shall be made between and among such Cash Flow Collateral Obligations on a pro rata basis (except as may be separately otherwise agreed in writing by, and solely as between or among, any two or more representatives with respect to Cash Flow Collateral Obligations, each on behalf of itself and the Cash Flow Collateral Secured Parties represented thereby (including pursuant to the Collateral Agency Agreement));

THIRD, to the payment of ABL Obligations until the Discharge of ABL Obligations shall have occurred; and

FOURTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Borrowers or the applicable Credit Party, as the case may be, their respective successors or assigns, or to such other Persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

(f) If the ABL Agent or any ABL Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement, proceeds of any title insurance or other insurance and any proceeds subject to Liens that have been avoided or otherwise invalidated that should have been applied to the payment of the Cash Flow Collateral Obligations in accordance with the immediately preceding paragraph, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, the ABL Agent or such ABL Secured Party, as the case may be, will forthwith deliver the same to the Cash Flow Collateral Representative, for the account of the Cash Flow Collateral Secured Parties, to be applied in accordance with the immediately preceding paragraph. Until so delivered, such proceeds shall be segregated and will be held by the ABL Agent or such ABL Secured Party, as the case may be, for the benefit of the Cash Flow Collateral Secured Parties.

(g) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of ABL Obligations or Cash Flow Collateral Obligations, each present and future ABL Agent and the Cash Flow Collateral Representative, as holder of Liens in the Collateral. With respect to each future Series of Cash Flow Collateral Debt, the Cash Flow Collateral Representative will be required to deliver a reaffirmation to this Agreement including a lien sharing and priority confirmation as provided herein at the time of incurrence of such Series of Cash Flow Collateral Debt.

(h) In connection with the application of proceeds pursuant to Section 3.4(c) and (e) except as otherwise directed by the requisite holders of ABL Obligations, in the case of the ABL Agent, or an Act of Required Secured Parties (as defined in the Collateral Agency Agreement), in the case of the Cash Flow Collateral Representative, the ABL Agent (in the case of any ABL Priority Collateral) or the Cash Flow Collateral Representative (in the case of any Cash Flow Priority Collateral) may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(i) Limited Obligation or Liability.

(1) In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by the Cash Flow Collateral Representative or the ABL Agent under the terms of this Agreement.

(2) In exercising remedies, whether as a secured creditor or otherwise, the Cash Flow Collateral Representative shall not have any obligation or liability to the ABL Agent or any ABL Secured Party regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by ABL Agent or the Cash Flow Collateral Representative under the terms of this Agreement.

(j) Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the Cash Flow Collateral Representative or shall execute such documents as the Company or the Cash Flow Collateral Representative may reasonably request to enable the Cash Flow Collateral Representative to have control over any Cash Collateral or Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Cash Flow Collateral Obligations, the Cash Flow Collateral Representative shall deliver to the ABL Agent or shall execute such documents as the Company or the ABL Agent may reasonably request to enable the ABL Agent to have control over any Cash Collateral or Control Collateral still in the Cash Flow Collateral Representative’s possession, custody or control in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

SECTION 3.5 Insurance.

Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent shall have the sole and exclusive right, as against the Cash Flow Collateral Representative, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of ABL Priority Collateral. The Cash Flow Collateral Representative shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Cash Flow Priority Collateral. All proceeds of such insurance shall be remitted to the ABL Agent or to the Cash Flow Collateral Representative, as the case may be, and each of the ABL Agent and the Cash Flow Collateral Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 3.4 hereof.

SECTION 3.6 Actions Upon Breach.

If any ABL Secured Party or any Cash Flow Collateral Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Credit Parties or the Collateral, the Credit Parties, with the prior written consent of the ABL Agent or the Cash Flow Collateral Representative, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any ABL Secured Party or Cash Flow Collateral Secured Party, as applicable, may intervene and interpose such defense or plea in its or their name or in the name of the Credit Parties.

SECTION 3.7 Inspection Rights.

(a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, the ABL Agent and the ABL Secured Parties may, at any time and whether or not the Cash Flow Collateral Representative or any other Cash Flow Collateral Secured Party (the “ABL Permitted Access Right”) has commenced and is continuing any Exercise of Secured Creditor Remedies, during normal business hours on any business day, access ABL Priority Collateral that (A) is stored or located in or on, (B) has become an accession with respect to (within the meaning of Section 9-335 of the UCC), or (C) has been commingled with (within the meaning of Section 9-336 of the UCC), Cash Flow Priority Collateral (collectively, the “ABL Commingled Collateral”), for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect their Lien on, completing a production run of inventory involving, taking possession of, moving, selling, storing or otherwise dealing with, or any Exercise of Secured Creditor Remedies with respect to, the ABL Commingled Collateral, in each case without the involvement of or interference by any Cash Flow Collateral Secured Party or liability to any Cash Flow Collateral Secured Party. In addition, subject to the terms of this Agreement, the ABL Agent may advertise and conduct public auctions or private sales of the ABL Priority Collateral without notice to, the involvement of or interference by any Cash Flow Collateral Secured Party (including the Cash Flow Collateral Representative) or liability to any Cash Flow Collateral Secured Party (including the Cash Flow Collateral Representative). In the event that any ABL Secured Party has commenced and is continuing any Exercise of Secured Creditor Remedies with respect to any ABL Commingled Collateral, no Cash Flow Collateral Secured Party (including the Cash Flow Collateral Representative) may sell, assign or otherwise transfer the related Cash Flow Priority Collateral prior to the expiration of the 180-day period commencing on the date such ABL Secured Party begins any Exercise of Secured Creditor Remedies, unless the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 3.7. If any stay or other order that prohibits the ABL Agent and other ABL Secured Parties from commencing and continuing to Exercise Any Secured Creditor Remedies with respect to ABL Commingled Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. During the period of actual occupation, use and/or control by the ABL Agent or ABL Secured Parties (or their respective employees, agents, advisers and representatives) of any Cash Flow Priority Collateral, the ABL Agent and the ABL Secured Parties shall be obligated to repair at their expense any physical damage (but not any diminution in value) to such Cash Flow Priority Collateral resulting from such occupancy, use or control, and to leave such Cash Flow Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Agent and ABL Secured Parties shall cooperate with the Cash Flow Collateral Secured Parties and/or the Cash Flow Collateral Representative in connection with any efforts made by the Cash Flow Collateral Secured Parties and/or the Cash Flow Collateral Representative to sell the Cash Flow Priority Collateral.

(b) The Cash Flow Collateral Representative and the other Cash Flow Collateral Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the other ABL Secured Parties from exercising the ABL Permitted Access Right.

(c) Subject to the terms hereof, the Cash Flow Collateral Representative may advertise and conduct public auctions or private sales of the Cash Flow Priority Collateral without notice to, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party.

SECTION 3.8 Additional Cash Flow Collateral Debt.

(a) The Company will be permitted to designate as Cash Flow Collateral Debt hereunder any Funded Debt that is incurred by any Credit Party after the date of this Agreement in accordance with the terms of all applicable Cash Flow Collateral Documents and ABL Documents. The Company may only effect such designation (1) if the designated Secured Debt Representative (as defined in the Collateral Agency Agreement) identified pursuant to this Section 3.8(a) signs a Cash Flow Collateral Agency Joinder and delivers the same to the Cash Flow Collateral Representative and the ABL Agent and (2) by delivering to the Cash Flow Collateral Representative and the ABL Agent an Additional Cash Flow Collateral Debt Designation that:

(1) states that the applicable Credit Party intends to incur additional Cash Flow Collateral Debt (“Additional Cash Flow Collateral Debt”);

(2) attaches as Exhibit 1 to such Additional Cash Flow Collateral Debt Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Borrowers and each other Cash Flow Collateral Grantor; and

(3) states that the Borrowers have caused a copy of the Additional Cash Flow Collateral Debt Designation and the related Cash Flow Collateral Agency Joinder to be delivered to the Cash Flow Collateral Representative and the ABL Agent.

(b) Although the Borrowers shall be required to deliver a copy of each Additional Cash Flow Collateral Debt Designation and each Cash Flow Collateral Agency Joinder to the Cash Flow Collateral Representative and the ABL Agent, the failure to so deliver a copy of the Additional Cash Flow Collateral Debt Designation and/or Cash Flow Collateral Agency Joinder to the Cash Flow Collateral Representative or the ABL Agent shall not affect the status of such debt as Additional Cash Flow Collateral Debt if the other requirements of this Section 3.8 are complied with. Upon satisfaction of the foregoing conditions, the designated Additional Cash Flow Collateral Debt shall constitute “Cash Flow Collateral Debt” for all purposes under this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrowers or any other Credit Party to incur additional Funded Debt or Liens if prohibited by the terms of any Cash Flow Collateral Documents or ABL Documents.

(c) With respect to any Additional Cash Flow Collateral Debt, each party hereto agrees to take such actions and enter into such amendments, modifications and/or supplements to the then existing Cash Flow Collateral Guaranties and Cash Flow Collateral Security Documents (or execute and deliver such additional Cash Flow Collateral Security Documents) as may from time to time be reasonably requested by another party hereto, to ensure that the Additional Cash Flow Collateral Debt is secured by, and entitled to the benefits of, the relevant Cash Flow Collateral Security Documents, and each Cash Flow Collateral Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Cash Flow Collateral Representative to enter into, any such amendments, modifications and/or supplements (and additional Cash Flow Collateral Security Documents). The Borrowers and each Credit Party hereby further agree that if there are any recording, filing or other similar fees or taxes payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) all such amounts shall be paid by, and shall be for the account of, the Borrowers and the respective Credit Parties, on a joint and several basis.

SECTION 3.9 Hedging Obligations and Bank Product Obligations.

(a) Each time a Credit Party enters into (i) any Swap Contract that such Credit Party desires to designate as a Cash Flow Collateral Hedge Agreement, (ii) any Swap Transaction under any Cash Flow Collateral Hedge Agreement or (iii) any agreement giving rise to Cash Flow Collateral Bank Product Obligations that such Credit Party desires to designate as a Cash Flow Collateral Bank Product Agreement, (1) the designated Secured Debt Representative (as defined in the Collateral Agency Agreement) identified pursuant to this Section 3.9(a) shall have signed a Cash Flow Collateral Agency Joinder and delivered the same to the Cash Flow Collateral Representative and the ABL Agent and (2) the Company shall deliver to the Cash Flow Collateral Representative and the ABL Agent an Additional Cash Flow Collateral Obligations Designation that:

(1) states that the relevant Credit Party intends to incur such Cash Flow Collateral Hedging Obligations or Cash Flow Collateral Bank Product Obligations, as applicable;

(2) attaches as Exhibit 1 to such Additional Cash Flow Collateral Obligation Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit B of this Agreement, which Reaffirmation Agreement has been duly executed by the Borrowers and each other Credit Party; and

(3) states that the Borrowers have caused a copy of the Additional Cash Flow Collateral Obligation Designation and the related Cash Flow Collateral Agency Joinder to be delivered to the Cash Flow Collateral Representative and the ABL Agent.

Although the Credit Parties shall be required to deliver a copy of each Additional Cash Flow Collateral Obligation Designation and Cash Flow Collateral Agency Joinder to the Cash Flow Collateral Representative and the ABL Agent, the failure to so deliver a copy of the Additional Cash Flow Collateral Obligation Designation and/or Cash Flow Collateral Joinder to the Cash Flow Collateral Representative or the ABL Agent shall not affect the status of such obligations as Cash Flow Collateral Obligations if the other requirements of this Section 3.9(a) are complied with. Upon satisfaction of the foregoing conditions, the designated Cash Flow Collateral Hedge Agreement or Cash Flow Collateral Bank Product Agreement shall constitute “Cash Flow Collateral Obligations” for all purposes under this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrowers or any other Credit Party to incur additional Obligations or Liens or enter into any Swap Transactions if prohibited by the terms of any Cash Flow Collateral Document or ABL Document.

(b) Each time a Credit Party enters into (i) any Swap Contract that such Credit Party desires to designate as a ABL Hedge Agreement, (ii) any Swap Transaction under any ABL Hedge Agreement or (iii) any agreement giving rise to ABL Bank Product Obligations that such Credit Party desires to designate as a ABL Bank Product Agreement, the Company shall deliver to the Cash Collateral Representative and the ABL Agent an Additional ABL Obligation Designation that:

(1) states that the relevant Credit Party intends to incur such ABL Hedging Obligations or ABL Bank Product Obligations, as applicable;

(2) attaches as Exhibit 1 to such Additional ABL Obligation Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit B of this Agreement, which Reaffirmation Agreement has been duly executed by the Borrowers and each other Credit Party; and

(3) states that the Borrowers have caused a copy of the Additional ABL Obligation Designation to be delivered to the Cash Flow Collateral Representative and the ABL Agent.

Although the Credit Parties shall be required to deliver a copy of each Additional ABL Obligation Designation to the Cash Flow Collateral Representative and the ABL Agent, the failure to so deliver a copy of the Additional ABL Obligation Designation to the Cash Flow Collateral Representative or the ABL Agent shall not affect the status of such obligations as ABL Obligations if the other requirements of this Section 3.9(b) are complied with. Upon satisfaction of the foregoing conditions, the designated ABL Hedge Agreement or ABL Bank Product Agreement shall constitute “ABL Obligations” for all purposes under this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrowers or any other Credit Party to incur additional Obligations or Liens or enter into any Swap Transactions if prohibited by the terms of any Cash Flow Collateral Document or ABL Document.

(c) With respect to any Cash Flow Collateral Hedging Obligations and Cash Flow Collateral Bank Product Obligations, each party hereto agrees to take such actions and enter into such amendments, modifications and/or supplements to the then existing Cash Flow Collateral Guarantees and Cash Flow Collateral Security Documents (or execute and deliver such additional Cash Flow Collateral Security Documents) as may from time to time be reasonably requested by another party hereto, to ensure that the Cash Flow Collateral Hedging Obligations and Cash Flow Collateral Bank Product Obligations incurred after the date hereof are secured by, and entitled to the benefits of, the relevant Cash Flow Collateral Security Documents, and each Cash Flow Collateral Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Cash Flow Collateral Representative to enter into, any such amendments, modifications and/or supplements (and additional Cash Flow Collateral Security Documents). The Borrowers and each Credit Party hereby further agree that if there are any recording, filing or other similar fees or taxes payable in connection with any of the actions to be taken pursuant to this Section 3.9(c) all such amounts shall be paid by, and shall be for the account of, the Borrowers and the respective Credit Parties, on a joint and several basis.

(d) With respect to any ABL Hedging Obligations and ABL Bank Product Obligations, each party hereto agrees to take such actions and enter into such amendments, modifications and/or supplements to the then existing Guarantees and ABL Security Documents (or execute and deliver such additional ABL Security Documents) as may from time to time be reasonably requested by another party hereto, to ensure that the ABL Hedging Obligations and ABL Bank Product Obligations incurred after the date hereof are secured by, and entitled to the benefits of, the relevant ABL Security Documents, and each ABL Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the ABL Agent to enter into, any such amendments, modifications and/or supplements (and additional ABL Security Documents). The Borrowers and each Credit Party hereby further agree that if there are any recording, filing or other similar fees or taxes payable in connection with any of the actions to be taken pursuant to this Section 3.9(d) all such amounts shall be paid by, and shall be for the account of, the Borrowers and the respective Credit Parties, on a joint and several basis.

(e) The Credit Parties shall have the right, at any time on or after the Discharge of Cash Flow Collateral Obligations has occurred, to enter into any Cash Flow Collateral Hedge Agreement or Cash Flow Collateral Bank Product Agreement evidencing Cash Flow Collateral Obligations which incurrence is not prohibited by the applicable ABL Documents and Cash Flow Collateral Documents, and to designate such obligations as Cash Flow Collateral Obligations in accordance with Section 3.9(a). At any time from and after the date of such designation pursuant to Section 3.9(a), the obligations under such Cash Flow Collateral Hedge Agreement or Cash Flow Collateral Bank Product Agreement shall automatically and without further action be treated as Cash Flow Collateral Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

(f) The Credit Parties shall have the right, at any time on or after the Discharge of ABL Obligations has occurred, to enter into any ABL Hedge Agreement or ABL Bank Product Agreement evidencing ABL Obligations which incurrence is not prohibited by the applicable Cash Flow Collateral Documents and ABL Documents, and to designate such obligations as ABL Obligations in accordance with Section 3.9(b). At any time from and after the date of such designation pursuant to Section 3.9(b), the obligations under such ABL Hedge Agreement or ABL Bank Product Agreement shall automatically and without further action be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.

ARTICLE 4. [RESERVED].

ARTICLE 5. IMMUNITIES OF THE PARTIES

SECTION 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by any Borrower or any other Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the Cash Flow Collateral Representative, on behalf of itself and the Cash Flow Collateral Secured Parties, hereby waives notice of acceptance of, or proof of reliance by the ABL Agent or any ABL Secured Party on, this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All Cash Flow Collateral Obligations at any time made or incurred by any Borrower or any other Credit Party shall be deemed to have been made or incurred in reliance upon this Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, and the Cash Flow Collateral Representative, on behalf of itself and the Cash Flow Collateral Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the Cash Flow Collateral Obligations.

(b) None of the ABL Agent, any ABL Lender, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any Cash Flow Collateral Document to which any Cash Flow Collateral Secured Party is a party or beneficiary (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The Cash Flow Collateral Representative, on behalf of itself and the Cash Flow Collateral Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

(c) None of the Cash Flow Collateral Representative, any Cash Flow Collateral Secured Parties, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable to the ABL Agent or any ABL Secured Party for failure to demand, collect, or realize upon any of the Collateral or any Proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party honors (or fails to honor) a request by any Borrower for an extension of credit pursuant to any Cash Flow Collateral Document, whether the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any ABL Credit Agreement or any other ABL Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party otherwise should exercise any of its contractual rights or remedies under its respective Cash Flow Collateral Documents (subject to the express terms and conditions hereof), neither the Cash Flow Collateral Representative nor any Cash Flow Collateral Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The Cash Flow Collateral Representative and the Cash Flow Collateral Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the Cash Flow Collateral Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in this Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties agrees that neither the Cash Flow Collateral Representative nor any Cash Flow Collateral Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or Proceeds thereof, pursuant to the Cash Flow Collateral Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement.

SECTION 5.2 No Warranties or Liability.

The ABL Agent and the Cash Flow Collateral Representative each acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any other Cash Flow Collateral Document. Except as otherwise provided in this Agreement, the ABL Agent and the Cash Flow Collateral Representative will be entitled to manage and supervise their respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

SECTION 5.3 Information Concerning Financial Condition of the Credit Parties.

Neither the ABL Agent nor the Cash Flow Collateral Representative has any responsibility for keeping any other party hereto informed of the financial condition of the Credit Parties or of other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Cash Flow Collateral Obligations. The ABL Agent and the Cash Flow Collateral Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the ABL Agent or the Cash Flow Collateral Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (A) to provide any such information to such other party or any other party on any subsequent occasion, (B) to undertake any investigation not a part of its regular business routine, or (C) to disclose any other information.

SECTION 5.4 Capacities.

Each of the Cash Flow Collateral Representative and ABL Agent is entering into this Agreement not in its individual capacity but solely in its capacity as Cash Flow Collateral Representative and/or Collateral Agent under the Indenture and the other Cash Flow Collateral Documents or the ABL Agent under the ABL Documents, respectively.

ARTICLE 6. [RESERVED]

ARTICLE 7. MISCELLANEOUS PROVISIONS

SECTION 7.1 Amendment.

(a) The ABL Obligations and the Cash Flow Collateral Obligations may be refunded, replaced or refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refunding, replacement or refinancing transaction under any ABL Document or any Cash Flow Collateral Document) of the ABL Agent or the ABL Secured Parties, or the Cash Flow Collateral Representative or the Cash Flow Collateral Secured Parties, as the case may be, all without affecting the Lien Priorities provided for in this Agreement or the other provisions of this Agreement; provided, however, that, if the indebtedness refunding, replacing or refinancing any such ABL Obligations or Cash Flow Collateral Obligations is to constitute ABL Obligations or Cash Flow Collateral Obligations governed by this Agreement, the holders of such indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to a joinder agreement substantially in the form of Exhibit B attached to the Collateral Agency Agreement, in the case of Cash Flow Collateral Obligations, Exhibit C attached hereto, in the case of ABL Obligations, or otherwise in form and substance reasonably satisfactory to the ABL Agent or the Cash Flow Collateral Representative, as the case may be (or, if there is no continuing agent other than the Cash Flow Collateral Representative, as designated by the Company), and any such refunding, replacement or refinancing transaction shall be in accordance with any applicable provisions of the ABL Documents and any Cash Flow Collateral Documents.

(b) Any amendment, waiver or other modification of this Agreement will require the written consent of the ABL Agent, the Cash Flow Collateral Representative and, to the extent of their respective rights and obligations under this Agreement, the Borrowers and the other Credit Parties.

SECTION 7.2 Representations.

The Cash Flow Collateral Representative represents and warrants to the ABL Agent that it has the requisite power and authority under the Cash Flow Collateral Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the Cash Flow Collateral Secured Parties. The ABL Agent represents and warrants to the Cash Flow Collateral Representative that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties.

SECTION 7.3 Further Assurances.

The Cash Flow Collateral Representative and the ABL Agent will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Cash Flow Collateral Representative or the ABL Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Cash Flow Collateral Representative or ABL Agent, as applicable, to exercise and enforce its rights and remedies hereunder; provided, however, that neither the Cash Flow Collateral Representative nor the ABL Agent, as applicable, shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.3, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Cash Flow Collateral Representative or ABL Agent, as applicable, may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.3. It is understood and agreed that nothing in this Section 7.3 shall supersede the obligation of the Company pursuant to any provision in any Cash Flow Collateral Document or ABL Document relating to the reimbursement of expenses of the Cash Flow Collateral Representative or ABL Agent, as applicable, to the extent applicable.

SECTION 7.4 Subrogation.

(a) The Cash Flow Collateral Representative, for and on behalf of itself and the Cash Flow Collateral Secured Parties, agrees that no payment by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party to the ABL Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof.

(b) The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment by the ABL Agent or any ABL Secured Party to the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of Cash Flow Collateral Obligations shall have occurred. Following the Discharge of Cash Flow Collateral Obligations, the Cash Flow Collateral Representative agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Cash Flow Collateral Obligations resulting from payments to the Cash Flow Collateral Representative by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Cash Flow Collateral Representative are paid by such Person upon request for payment thereof.

SECTION 7.5 [Reserved].

SECTION 7.6 Successors and Assigns.

This Agreement is a continuing agreement and shall (a) remain in full force and effect until the Discharge of ABL Obligations and the Discharge of Cash Flow Collateral Obligations shall have occurred, (b) be binding upon the parties hereto and their successors and assigns, and (c) inure to the benefit of and be enforceable by the parties hereto and their respective successors, transferees and assigns. All obligations of the Cash Flow Collateral Representative and the ABL Agent hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each present and future holder of Cash Flow Collateral Obligations and ABL Obligations, respectively, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

SECTION 7.7 Delay and Waiver.

No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 7.8 Notices.

Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses (including being sent by facsimile or email) (or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties):

If to the Cash Flow Collateral Representative:	U.S. Bank National Association
190 S. LaSalle Street, 10th Floor
MK-IL-SLTR
Chicago, IL 60603
Attention: Global Corporate Trust
& Escrow Services
Telephone: (312) 332-6781
Facsimile: (312) 332-8009
Email: linda.garcia@usbank.com

If to the ABL Agent:	JPMorgan Chase Bank, N.A.
ABL - Credit Risk Manager 2200 Ross Ave, 9th FL
Dallas, TX 75201
Attention: Jerome Prince
Telephone: 214-965-2514
Facsimile No: (214) 965-4731
E-mail: jerome.d.prince@jpmorgan.com

If to the Borrowers or any other Credit Party:	c/o Gogo Inc.
111 N. Canal St.
Chicago, IL 60606
Attn: General Counsel
Facsimile: 312-517-5566
Email: MElias@gogoair.com

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, or by facsimile or email, to the relevant address set forth above or, as to holders of Cash Flow Collateral Debt or ABL Debt, as applicable, its address shown on the register kept by the office or agency where the relevant Cash Flow Collateral Debt or ABL Debt, as applicable, may be presented for registration of transfer or for exchange. Failure to mail or send a notice or communication to a holder of Cash Flow Collateral Debt or ABL Debt, as applicable, or any defect in it will not affect its sufficiency with respect to other holders of Cash Flow Collateral Debt or ABL Debt, as applicable.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. Notices and communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if any such notice or communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

SECTION 7.9 Notice Following Discharge of Cash Flow Collateral Obligations and Discharge of ABL Obligations.

Promptly following the Discharge of Cash Flow Collateral Obligations with respect to one or more Series of Cash Flow Collateral Debt, the Cash Flow Collateral Representative with respect to each applicable Series of Cash Flow Collateral Debt that is so discharged will provide written notice of such discharge to the ABL Agent, provided that the failure to provide such written notice shall not affect the effectiveness of such Discharge of Cash Flow Collateral Obligations.

Promptly following the Discharge of ABL Obligations with respect to ABL Debt, the ABL Agent that is so discharged will provide written notice of such discharge to the Cash Flow Collateral Representative, provided that the failure to provide such written notice shall not affect the effectiveness of such Discharge of ABL Obligations.

SECTION 7.10 Entire Agreement.

This Agreement states the complete agreement of the parties hereto relating to the undertakings set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

SECTION 7.11 Cash Flow Collateral Representative and ABL Agent; Notice of Cash Flow Collateral Representative or ABL Agent Change.

The Cash Flow Collateral Representative shall act for the Cash Flow Collateral Secured Parties as provided in this Agreement, and shall be entitled to so act at the direction of the Act of Required Cash Flow Collateral Secured Parties. Until the ABL Agent receives written notice from the existing Cash Flow Collateral Representative, in accordance with Section 7.8 of this Agreement, of a change in the identity of the Cash Flow Collateral Representative, the ABL Agent shall be entitled to act as if the existing Cash Flow Collateral Representative is in fact the Cash Flow Collateral Representative. The ABL Agent shall be entitled to rely upon any written notice of a change in the identity of the Cash Flow Collateral Representative which facially appears to be from the then existing Cash Flow Collateral Representative and is delivered in accordance with Section 7.8 and the ABL Agent shall not be required to inquire into the veracity or genuineness of such notice. The existing Cash Flow Collateral Representative from time to time agrees to give prompt written notice to the ABL Agent of any change in the identity of the Cash Flow Collateral Representative. The ABL Agent shall act for the ABL Secured Parties as provided in this Agreement, and shall be entitled to so act at the direction of the requisite ABL Secured Parties from time to time. Until the Cash Flow Collateral Representative receives written notice from the existing ABL Agent, in accordance with Section 7.8 of this Agreement, of a change in the identity of the ABL Agent, the Cash Flow Collateral Representative shall be entitled to act as if the existing ABL Agent is in fact the ABL Agent. The Cash Flow Collateral Representative shall be entitled to rely upon any written notice of a change in the identity of the

ABL Agent which facially appears to be from the then existing ABL Agent and is delivered in accordance with Section 7.8 and the Cash Flow Collateral Representative shall not be required to inquire into the veracity or genuineness of such notice. The existing ABL Agent from time to time agrees to give prompt written notice to the Cash Flow Collateral Representative of any change in the identity of the ABL Agent.

SECTION 7.12 Provisions Solely to Define Relative Rights.

The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Secured Parties and the Cash Flow Collateral Secured Parties, respectively. Nothing in this Agreement is intended to or shall impair the rights of the Company or any other Credit Party, or the obligations of the Company or any other Credit Party to pay any of the ABL Obligations or the Cash Flow Collateral Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 7.13 Intercreditor Agreement; Conflicts.

This Agreement is the “Senior Secured Notes Intercreditor Agreement” referred to in the ABL Credit Agreement, and the “Crossing Lien Intercreditor Agreement” referred to in the Original Cash Flow Collateral Agreement and the other Cash Flow Collateral Debt Documents. Nothing in this Agreement shall be deemed to subordinate the right of any ABL Secured Party to receive payment to the right of any Cash Flow Collateral Secured Party to receive payment or of any Cash Flow Collateral Secured Party to receive payment to the right of any ABL Secured Party to receive payment (whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the parties hereto that this Agreement shall effectuate a subordination of Liens as between the ABL Secured Parties, on the one hand, and the Cash Flow Collateral Secured Parties, on the other hand, but not a subordination of Indebtedness.

Except as provided in the next sentence, if there is any conflict between this Agreement and the ABL Documents or Cash Flow Collateral Documents (including the Collateral Agency Agreement), this Agreement will control. In matters solely relating to or as between the Cash Flow Collateral Secured Parties, if there is any conflict between the Collateral Agency Agreement and this Agreement, the terms of the Collateral Agency Agreement will control. In matters solely relating to or as between the ABL Secured Parties, if there is any conflict between the ABL Credit Agreement and this Agreement, the terms of the ABL Credit Agreement will control.

SECTION 7.14 Actions Upon Breach; Specific Performance.

If any Cash Flow Collateral Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Cash Flow Collateral Secured Party that relief against such Cash Flow Collateral Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the ABL

Secured Parties, it being understood and agreed by the Cash Flow Collateral Representative, on behalf of each Cash Flow Collateral Secured Party, that (i) the ABL Secured Parties’ damages from actions of any Cash Flow Collateral Secured Party may at that time be difficult to ascertain and may be irreparable and (ii) each Cash Flow Collateral Secured Party waives any defense that the Credit Parties and/or the ABL Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages. If any ABL Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such ABL Secured Party that relief against such ABL Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Cash Flow Collateral Secured Parties, it being understood and agreed by the ABL Agent, on behalf of each ABL Secured Party, that (i) the Cash Flow Collateral Secured Parties’ damages from actions of any ABL Secured Party may at that time be difficult to ascertain and may be irreparable and (ii) each ABL Secured Party waives any defense that the Credit Parties and/or the Cash Flow Collateral Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the Cash Flow Collateral Representative and/or ABL Agent may demand specific performance of this Agreement. The Cash Flow Collateral Representative, on behalf of itself and each Cash Flow Collateral Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or any ABL Secured Party. The ABL Agent, on behalf of itself and each ABL Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Cash Flow Collateral Representative or any Cash Flow Collateral Secured Party.

SECTION 7.15 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.16 Section Headings.

The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 7.17 [Reserved].

SECTION 7.18 Governing Law.

THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 7.19 Consent to Jurisdiction.

All judicial proceedings brought against any party hereto arising out of or relating to this Agreement shall be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:

(1) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.8; and

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect.

SECTION 7.20 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 7.21 Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.22 Continuing Nature of this Agreement.

This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the ABL Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any ABL Secured Party or the ABL Agent or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the ABL Obligations is recovered from any ABL Secured Party or the ABL Agent in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative with respect to the Cash Flow Collateral Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, the Cash Flow Collateral Representative or such Cash Flow Collateral Secured Party, as the case may be, will forthwith deliver the same to the ABL Agent, for the account of the ABL Secured Parties to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by the Cash Flow Collateral Representative or such Cash Flow Collateral Secured Party, as the case may be, for the benefit of the ABL Secured Parties.

This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Cash Flow Collateral Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Cash Flow Collateral Obligations is recovered from any Cash Flow Collateral Secured Party or the Cash Flow Collateral Representative in an Insolvency or Liquidation Proceeding or otherwise, such payment or distribution received by any ABL Secured Party or the ABL Agent with respect to the ABL Obligations from the proceeds of any Collateral at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, the ABL Agent or such ABL Secured Party, as the case may be, will forthwith deliver the same to the Cash Flow Collateral Representative, for the account of the Cash Flow Collateral Secured Parties to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by the ABL Agent or such ABL Secured Party, as the case may be, for the benefit of the Cash Flow Collateral Secured Parties.

SECTION 7.23 Insolvency.

This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Credit Party. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

SECTION 7.24 Additional Credit Parties.

Each Subsidiary of Parent that is required to execute and deliver a supplemental acknowledgment to this Agreement pursuant to the terms of any ABL Document or any Cash Flow Collateral Document shall become an ABL Grantor and/or a Cash Flow Collateral Grantor, as applicable, for all purposes of this Agreement upon execution and delivery by such Subsidiary of an acknowledgment substantially similar to the acknowledgment executed and delivered by the Credit Parties as of the date hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Crossing Lien Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Cash Flow Collateral Representative

By:	/s/ Linda Garcia

Name: Linda E. Garcia
Title: Vice President

JPMORGAN CHASE BANK, N.A., as ABL Agent

By:	/s/ Daglas Panchal
Name: Daglas Panchal
Title: Authorized Officer

Signature Page to

Gogo Crossing Liens Intercreditor Agreement

ACKNOWLEDGMENT

Each Credit Party hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to the ABL Agent, the ABL Secured Parties, the Cash Flow Collateral Representative and the Cash Flow Collateral Secured Parties and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement.

ABL GRANTORS, CASH FLOW COLLATERAL GRANTORS AND CREDIT PARTIES:

GOGO INC.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Chief Financial Officer

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Barry Rowan

Name: Barry Rowan
Title: Chief Financial Officer

GOGO FINANCE CO. INC.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Chief Financial Officer

GOGO BUSINESS AVIATION LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Chief Financial Officer

Signature Page to

Gogo Crossing Liens Intercreditor Agreement

GOGO LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Chief Financial Officer

AC BIDCO LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Chief Financial Officer

GOGO INTERNATIONAL HOLDINGS LLC

By:	/s/ Barry Rowan

Name: Barry Rowan
Title: Chief Financial Officer

GOGO CONNECTIVITY LTD.

By:	/s/ Barry Rowan

Name: Barry Rowan
Title: Chief Financial Officer

Signature Page to

Gogo Crossing Liens Intercreditor Agreement